Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-124690; 333-56117; 333-52536; 333-45629; and 333-64168) and Form S-3 (File Nos. 333-154677; 333-71974; 333-58474; and 333-82529) of Raytheon Company of our report dated June 28, 2010, relating to the financial statements of the Raytheon Savings and Investment Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 28, 2010